BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                       333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS 60606
                           Telephone (312) 984-3100
                           Facsimile (312) 984-3150


                                                                   Exhibit 5.1
                               October 20, 2000

Lakeland Financial Corporation
202 East Center Street
P.O. Box 1387
Warsaw, Indiana  46581

Ladies and Gentlemen:

         We have acted as special counsel to Lakeland Financial Corporation , an Indiana corporation (the "Company"), in connection with the proposed offering of 1,000,000 shares of its common stock, no par value ("Common Shares"), pursuant to the Lakeland Financial Corporation 401(K) Plan (the "Plan") as described in the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission (the "SEC") on October 23, 2000 (the "Registration Statement"). In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms used, but not defined, herein shall have the meanings given such terms in the Registration Statement.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable. With respect to the opinions expressed above, we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the laws of the United States of America.

         This opinion is being furnished to you solely for your benefit in connection with the transactions set forth above. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

        Lakeland Financial Corporation
        October 20, 2000
        Page 2


         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                                  Sincerely,

                                  /s/ Barack Ferrazzano Kirschbaum
                                  Perlman & Nagelberg


                                  BARACK FERRAZZANO KIRSCHBAUM
                                  PERLMAN & NAGELBERG